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                                                                   Exhibit 99.1



[TECO Energy Logo]



FOR IMMEDIATE RELEASE



CONTACT:              TECO ENERGY:                  PANDA ENERGY:
                      MEDIA: LAURA PLUMB            MEDIA: HAROLD GREEN
                      813.228.1572                  972.980.7159
                      INVESTORS: MARK KANE
                      813.228.1772


TECO POWER SERVICES, PANDA ENERGY INTERNATIONAL FORM
JOINT VENTURE, ANNOUNCE 4,600 MEGAWATTS OF NEW GENERATION

TAMPA, FLA., AND DALLAS, TX., NOVEMBER 14, 2000 - TECO Power Services and Panda Energy International today announced that they have formed a joint venture to build, own and operate two merchant power plants at a capital cost of $2.3 billion. The plants, which have a combined capacity of nearly 4,600 megawatts, will be located in El Dorado, Arkansas, and in Gila Bend, Arizona.

The El Dorado facility is in an early construction phase. The Gila River project is in an advanced stage of development, with siting, permitting and other agreements in place. Both projects will be natural gas-fueled and similar in design, using efficient GE 7F combined-cycle technology.

The projects have been developed by Panda Energy. Panda Energy is one of the top ten independent power companies in North America, with a generation portfolio totaling more than 17,000 megawatts.

TPS President Rick Ludwig said, "With this transaction, TPS is now part of the top tier of generation companies. Our 1,200-megawatt GenPower project acquisition announced in October, combined with the El Dorado and Gila River projects, puts TPS in the top 10 independent power companies in the nation."

TECO Energy Chairman and CEO Robert Fagan said, "This transaction gives TECO Energy as a whole more than 10,000 megawatts of electric generation capacity either operating or committed to, the majority of which is in domestic, competitive, deregulated markets. We are well on our way to transforming our



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company into one that is predominantly unregulated in a financially disciplined manner."

Panda Energy Chairman and CEO Bob Carter said, "These are highly attractive projects in excellent markets, and we're excited about this joint venture. This is a win for both companies and the markets where the plants are located. It combines the expertise of both Panda and TPS in developing, operating and financing power plants."


EL DORADO

The 2,220-megawatt El Dorado project is being constructed to interconnect with Entergy-Arkansas' transmission substation adjacent to the site. This interconnection provides the plant with access to wholesale customers throughout the states of Arkansas and Louisiana, as well as portions of Mississippi and Texas. In addition, the plant will be able to sell into the surrounding states of Oklahoma, Missouri and Illinois.

The first phase of the El Dorado project is expected to begin commercial operation by summer 2002, with commercial operation of the entire facility slated for the following summer.


GILA RIVER

The 2,350-megawatt Gila River project will be located southwest of Phoenix, Arizona, in Gila Bend. It will be interconnected with the Palo Verde substation, with plans to sell electricity to wholesale customers throughout Arizona. Excess energy can be sold to wholesale customers in Southern California, Nevada and New Mexico.

The project is scheduled to begin commercial operation in the late summer of 2002, with completion of all four phases expected approximately 12 months later.


TECO ENERGY FINANCIAL SUMMARY

The projects are expected to be neutral to earnings during construction and to significantly increase earnings in 2003, the first full year of operations.

During construction, TPS expects to utilize 100 percent debt construction financing, most of which will be non-recourse, as is typical of project finance in the independent power industry. The project equity investment of $960 million, which will be made by TPS at commercial operation in 2002-2003, will be financed through cash flow from operations and other external financing by TECO Energy. TPS will receive a preferred return on the projects, producing higher income in the early years of the projects.



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TECO Energy Chief Financial Officer Gordon Gillette said, "We have been making significant investments in Tampa Electric's Bayside repowering and in the growth of all of our businesses, and have been active in the capital markets this year. Over the next few years we expect to issue both debt and equity to fund our committed capital projects. To fund the ongoing growth initiatives, we expect to be in the market for debt and about $200 million of equity before the middle of 2001. We anticipate additional equity to fund the ongoing activities of our businesses in the 2002-2003 timeframe."

"These new projects, and the two GenPower projects announced in October, validate our commitment to rapidly grow our independent power business. Near term, we see that even with new equity, TECO Energy is on track to achieve 10 percent basic earnings growth in 2001 with some additional upsides. Longer term, our new independent power projects have added definition to our earlier forecast in which we targeted 10 percent earnings growth for 2002 and beyond," Gillette added.


ABOUT TECO ENERGY

TECO Energy (NYSE:TE) is a diversified, energy-related holding company headquartered in Tampa. Its principal businesses are Tampa Electric, Peoples Gas, TECO Power Services, TECO Transport, TECO Coal, TECO Coalbed Methane, TECO Propane Ventures and TECO Solutions. TPS builds, owns and operates electric generation facilities, and pursues opportunities in electric distribution and transmission in high-growth areas of North and Central America. TECO Energy as a whole has ownership interests in more than 10,000 megawatts, operating or under construction worldwide.


ABOUT PANDA ENERGY INTERNATIONAL

Headquartered in Dallas, Texas, Panda Energy International, Inc. is a privately held, non-regulated electric generation company whose primary focus is the development, ownership and operation of state-of-the-art, environmentally clean, low-cost power plants. The company currently operates plants in Roanoke Rapids, North Carolina, and Brandywine, Maryland, and has plants under construction in China and Nepal. Panda is also the developer and a partner in four merchant plants presently being constructed in the United States. Overall, Panda Energy has more than 17,000 megawatts of electric generating capacity currently under advanced development -- enough electricity to meet the requirements of seven million homes.

For more information, visit online: WWW.TECOENERGY.COM,
                                    WWW.PANDAENERGY.COM and
                                    WWW.TECOPOWERSERVICES.COM.



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WEBCAST BRIEFING

Today at 4:00 p.m. (Eastern Standard Time), TECO Energy will hold a live Webcast to discuss these projects. TECO Energy Chairman and CEO Bob Fagan, TPS President Rick Ludwig and TECO Energy Chief Financial Officer Gordon Gillette will host the Webcast.

The Webcast can be found on the Investor Relations section of the TECO Energy Web site at WWW.TECOENERGY.COM. It will be available for replay on the site approximately two hours after the completion of the call.

Note:    This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially from those projected in these forward-looking statements include the following: TPS' ability to successfully complete its projects on schedule and within budget; TECO Energy's ability to find and successfully implement attractive investments in unregulated businesses; interest rates and other factors that could impact TECO Energy's ability to obtain access to sufficient capital on satisfactory terms; general economic conditions, particularly those affecting energy sales; weather variations affecting energy sales and operating costs; potential competitive changes in the electric industry; commodity price changes; energy price changes affecting TPS' merchant plants; changes in law or regulation impacting the receipt of Section 29 synthetic fuel tax credits; and changes in and compliance with environmental regulations that may impose additional costs or curtail some activities. Some of these factors are discussed more fully under "Investment Considerations" in the company's Annual Report on Form 10-K for the year ended December 31, 1999, and reference is made thereto.



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